UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2017

CULLEN/FROST BANKERS, INC.
(Exact name of issuer as specified in its charter)

Texas	001-13221	74-1751768
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Houston Street, San Antonio, Texas	78205
(Address of principal executive offices)	(Zip Code)

(210) 220-4011
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 17, 2017, Jack A. Wood, a director of Cullen/Frost Bankers, Inc. (“Cullen/Frost”), notified Cullen/Frost of his decision to retire from the Board of Directors of Cullen/Frost (the “Board”) effective as of that date. The Board, on January 18, 2017, elected Sam Dawson to fill Mr. Wood’s seat for a term expiring at Cullen/Frost’s 2017 Annual Meeting of Shareholders (the “Annual Meeting”) or until his earlier resignation or removal. Mr. Dawson has not been named to any committees of the Board. Mr. Dawson and his associates have engaged in borrowing transactions with Frost Bank. In the opinion of Cullen/Frost’s management, all such borrowings have been in the ordinary course of business, have had substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to Cullen/Frost and its affiliates, and did not involve more than the normal risk of collectability or present other unfavorable features.
On January 17, 2017, Royce S. Caldwell, the Lead Independent Director of Cullen/Frost, notified Cullen/Frost of his decision not to stand for re-election to the Board when his term expires at the Annual Meeting. The Board, on January 18, 2017, selected Charles W. Matthews, an independent director of Cullen/Frost, to serve as the Lead Independent Director of the Board after Mr. Caldwell’s retirement.
On January 18, 2017, the Board determined to nominate Graham Weston for election by Cullen/Frost’s shareholders to the Board at the Annual Meeting.
Item 7.01    Regulation FD Disclosure
Attached, as Exhibit 99.1 and incorporated into this item by reference, is a press release issued by Cullen/Frost on January 19, 2017. The information furnished by Cullen/Frost pursuant to this item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.
Item 9.01    Financial Statements and Exhibits

(d)   Exhibits:

99.1	Press Release dated January 19, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULLEN/FROST BANKERS, INC.

By:    /s/ Jerry Salinas
Jerry Salinas
Group Executive Vice President
and Chief Financial Officer

Dated:    January 19, 2017

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated January 19, 2017